Mark C. Amorosi mark.amorosi@klgates.com

T +1 202 778 9351

F +1 202 778 9100

November 24, 2021

USAA Mutual Funds Trust

15935 La Cantera Parkway

San Antonio, TX 78256

Ladies and Gentlemen:

We have acted as counsel to USAA Mutual Funds Trust, a Delaware statutory trust (the "Trust"), in connection with Post-Effective Amendment No. 191 (the "Post-Effective Amendment") to the Trust's registration statement on Form N-1A (File Nos. 033-65572; 811- 07852) (the "Registration Statement"), to be filed with the U.S. Securities and Exchange Commission (the "Commission") on or about November 24, 2021, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the "Shares") under the Securities Act of 1933, as amended (the "Securities Act").

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the "Investment Company Act").

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)the prospectuses and statement of additional information (collectively, the "Prospectus") filed as part of the Post-Effective Amendment;

(ii)the Trust's certificate of trust, governing instrument, and bylaws in effect on the date of this opinion letter; and

(iii)the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment of the Shares of each series and class, and the authorization for issuance and sale of the Shares.

USAA Mutual Funds Trust

November 24, 2021

We also have examined and relied on certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the Delaware Statutory Trust Act and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and

(2)such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm's name under the heading "Counsel" in the Prospectus. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

K&L Gates LLP

Attachment: Schedule A

USAA Mutual Funds Trust

November 24, 2021

Schedule A

To the Opinion Letter of K&L Gates LLP, dated November 24, 2021, Filed as Exhibit (i) to Post-Effective Amendment No. 191 to the Registration Statement on Form N-1A of USAA Mutual Funds Trust (File Nos. 033-65572; 811-07852)

Aggressive Growth Fund (Fund Shares and Institutional Shares)

Capital Growth Fund (Fund Shares and Institutional Shares)

Growth Fund (Fund Shares and Institutional Shares)

Growth & Income Fund (Fund Shares, Institutional Shares and Class A Shares)

High Income Fund (Fund Shares, Institutional Shares, Class A Shares and R6 Shares)

Income Fund (Fund Shares, Institutional Shares, Class A Shares, Class C Shares R6 Shares and

Class Z Shares)

Income Stock Fund (Fund Shares, Institutional Shares and R6 Shares)

Intermediate-Term Bond Fund (Fund Shares, Institutional Shares, Class A Shares, Class C

Shares and R6 Shares)

Money Market Fund (Fund Shares)

Science & Technology Fund (Fund Shares and Class A Shares)

Short-Term Bond Fund (Fund Shares, Institutional Shares, Class A Shares and R6 Shares)

Small Cap Stock Fund (Fund Shares and Institutional Shares)

Value Fund (Fund Shares, Institutional Shares and Class A Shares)